UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2017

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 21, 2017, Avista Corporation (Avista Corp. or the Company) held a special meeting of shareholders to approve the proposed acquisition of the Company by Hydro One Limited (Hydro One). Three proposals were submitted to shareholders as disclosed in Avista Corp.'s Definitive Proxy Statement filed on October 2, 2017, and all three were approved. There were 64,414,508 shares of common stock issued and outstanding as of September 29, 2017, the proxy record date, with 51,050,156 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated July 19, 2017 (the “merger agreement”), by and among Hydro One Limited, a corporation organized under the laws of the Province of Ontario (Hydro One), Olympus Holding Corp., a newly formed Delaware corporation that is an indirect, wholly owned subsidiary of Hydro One (US Parent), Olympus Corp., a newly formed Washington corporation that is an indirect, wholly owned subsidiary of Hydro One (Merger Sub), and Avista Corp., a Washington corporation, and the plan of merger set forth therein.

For	Against	Abstain
49,920,586	837,145	292,425

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

Proposal 2: To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which the Company refers to as the “nonbinding compensation proposal.”

For	Against	Abstain
25,136,035	25,082,830	831,291

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

Proposal 3: At the special meeting of shareholders, there was a quorum present and sufficient votes in favor of Proposal 1 (the Agreement and Plan of Merger, as specified above). Had it been necessary, Proposal 3 was as follows: To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the plan of merger set forth therein.

For	Against	Abstain
46,346,875	4,414,805	288,476

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	November 27, 2017	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer